EXHIBIT 99.1

Houston, Texas
7 February 2008

FOR IMMEDIATE RELEASE

EARNINGS-

Atwood Oceanics, Inc.,  (NYSE: ATW) Houston-based International Drilling Contractor, announced today that the Company earned net income of $38,549,000 or $1.20 per diluted share, on revenues of $111,048,000 for the quarter ended December 31, 2007, compared to net income of $21,085,000 or $0.67 per diluted share, on revenues of $88,800,000 for the quarter ended December 31, 2006.

	FOR THE THREE MONTHS ENDED DECEMBER 31,
	2007	2006

Revenues	$111,048,000	$ 88,800,000
Income before Income Taxes	43,111,000	24,463,000
Provision for Income Taxes	(4,562,000)	(3,378,000)
Net Income	38,549,000	21,085,000
Earnings per Common Share -
Basic	1.22	0.68
Diluted	1.20	0.67
Weighted Average Shares
Outstanding -
Basic	31,685,000	31,060,000
Diluted	32,162,000	31,614,000

                                                                                                                                                                                                       Contact: Jim Holland
                                                                                                                                                                                                                281-749-7804